UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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Ennis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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MMMMMMMMMMMM + C 1234567890 MMMMMMMENDORSEMENT_LINE______________ SACKPACK_____________ 000004MMMMMMMMMMR A SAMPLE Online DESIGNATION (IF ANY) ADD 1 Go to www.envisionreports.com/EBF or scan the ADD 2 QR code — login details are located in the ADD 3 shaded bar below. ADD 4 ADD 5 ADD 6 Votes submitted electronically must be received by 1:00 a.m., (Central Time) on July 18, 2019. Ennis, Inc. Meeting Notice and Admission Ticket 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Ennis, Inc. Shareholder Meeting to be Held on July 18, 2019 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/EBF Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/EBF. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before July 5, 2019 to facilitate timely delivery. 2NOT COY + 0326SC

Shareholder Meeting Notice Ennis, Inc.’s Annual Meeting of Shareholders will be held on July 18, 2019 at Midlothian Conference Center, One Community Circle, Midlothian, Texas 76065, at 10:00 a.m. Local Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR the following Proposals: 1. Election of Directors: 01 - John R. Blind 02 - Barbara T. Clemens 03 - Michael J. Schaefer 2. Ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020. 3. To approve, by non-binding advisory vote, executive compensation. 4. To vote upon such other business as may properly come before the meeting. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/EBF. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Ennis, Inc.” in the subject line. Include your full nam

Form of Letter Sent to Certain Shareholders

July 10, 2020

Re: Shareholder Vote for Ennis, Inc. Annual Meeting – July 16, 2020

Dear xxxxx:

We will be attempting to set up a phone call with you or the appropriate party next week before our Annual Meeting to discuss your votes for the three candidates for director, our audit firm, and the say-on-pay proposal.

We acknowledge the compensation committee needs to refocus on compensation issues for our NEOs and the design of the Company’s LTI program, particularly given the voting results on our say-on-pay proposal last year.  We commit to undertake a review later of these compensation issues and to establish some dialog with your firm to review our recommendations before next year’s Annual Meeting.

Nevertheless, the compensation committee believes that the CEO and our other officers are fairly compensated based on the overall performance of the Company. The Company continues to have one of the strongest balance sheets in the industry.  It currently has no bank debt outstanding and has over $75.8 million in cash.  Operationally, its performance and TSRs over the last year and 3 years has been in the top quartile of its peer group and industry.  The Company has maintained a practice of having a robust dividend payout ratio to its shareholders and has also repurchased almost 1.85 million shares of its common stock through its share repurchase program. Given our balance sheet, cash position and our expected operational performance, we expect these practices to continue into the future.  In contrast, many, many of our larger public competitors have failed and their shareholders have unfortunately been wiped out (i.e., Standard Register, Cenveo, LSC Communications, and Workflow One).

Our main goal at this point is to avoid a failed director election where the CEO does not receive the requisite majority vote for election to the board. We don’t believe that result is in the best interests of shareholders and would create an unintended result wherein the CEO, who is performing well, would have to tender his resignation from the board.  We are committed to discuss the potential compensation issues with respect to our NEOs and the design of our LTI program with you at a later date.

Regards,

Godfrey M. Long, Jr.

Chairman of the Nominating & Governance Committee & Lead Director

Alejandro Quiroz

Chairman of the Executive Compensation and Stock Option Committee

2441 Presidential Parkway, Midlothian, TX 76065

(800) 752-5386   Fax (800) 579-4271

www.ennis.com